Date: July 30, 2026
XENIA HOTELS & RESORTS REPORTS SECOND QUARTER 2026 RESULTS
Orlando, FL – July 30, 2026 – Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced results for the quarter ended June 30, 2026.
Second Quarter 2026 Highlights
•Net Loss: Net loss attributable to common stockholders was $19.3 million, compared to net income attributable to common stockholders of $55.2 million in the second quarter of 2025
•Net Loss per Diluted Share: Net loss attributable to common stockholders per diluted share was $0.21, a $0.77 decrease compared to net income attributable to common stockholders per diluted share of $0.56 in the second quarter of 2025
•Adjusted EBITDAre: $78.1 million, decreased 1.8% compared to the second quarter of 2025
•Adjusted FFO per Diluted Share: $0.61, increased 7.0% compared to the second quarter of 2025
•Same-Property Occupancy: 72.3%, flat compared to the second quarter of 2025
•Same-Property ADR: $285.71, increased 5.7% compared to the second quarter of 2025
•Same-Property RevPAR: $206.54, increased 5.6% compared to the second quarter of 2025
•Same-Property Total RevPAR: $366.17, increased 3.3% compared to the second quarter of 2025
•Same-Property Hotel EBITDA: $84.9 million, increased 1.0% compared to the second quarter of 2025
•Same-Property Hotel EBITDA Margin: 28.7%, decreased 65 basis points compared to the second quarter of 2025
•Dividends: Declared a second quarter dividend of $0.14 per share for stockholders of record on June 30, 2026

Year-to-Date 2026 Highlights
•Net Income: Net income attributable to common stockholders was $0.4 million, compared to net income attributable to common stockholders of $70.7 million for the same period in 2025
•Net Income per Diluted Share: Net income attributable to common stockholders per diluted share was $0.00, a $0.71 decrease compared to net income attributable to common stockholders per diluted share of $0.71 for the same period in 2025
•Adjusted EBITDAre: $159.5 million, increased 4.6% compared to the same period in 2025

•Adjusted FFO per Diluted Share: $1.24, increased 14.8% compared to the same period in 2025
•Same-Property Occupancy: 71.8%, increased 80 basis points compared to the same period in 2025

•Same-Property ADR: $287.14, increased 5.2% compared to the same period in 2025

•Same-Property RevPAR: $206.24, increased 6.5% compared to the same period in 2025
•Same-Property Total RevPAR: $368.14, increased 5.2% compared to the same period in 2025
•Same-Property Hotel EBITDA: $172.7 million, increased 9.0% compared to the same period in 2025
•Same-Property Hotel EBITDA Margin: 29.2%, increased 100 basis points compared to the same period in 2025
•Financing Activity: In February, the Company paid off the $52 million mortgage loan secured by Grand Bohemian Hotel Orlando, Autograph Collection.

"Despite challenging comparisons to the second quarter of 2025, our portfolio delivered another quarter of solid performance which came in ahead of our expectations, with ADR growth driving increases in Same-Property RevPAR and Adjusted FFO per share of 5.6% and 7.0%, respectively." said Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. "The quarter benefitted from encouraging trends across a large and diverse cross-section of our markets which speaks to the quality and diversification of our portfolio. At Grand Hyatt Scottsdale Resort, we continue to track favorably towards stabilization, with this year shaping up to be the strongest group demand year in the resort's history and bookings for future periods continuing to support our expectation for additional growth in the years ahead. The deliberate choices we have made over the years in curating a portfolio of high-quality hotels and resorts, through selective dispositions in addition to acquisitions and targeted value-increasing capital projects, such as the transformational renovation and upbranding of Grand Hyatt Scottsdale, are expected to benefit us as lodging fundamentals continue to improve."
"Our strong balance sheet gives us the flexibility to be active on the transaction front as opportunities arise," continued Mr. Verbaas. "Additionally, we continue to believe our high-quality and well-located portfolio is well-positioned to capitalize on solid ongoing demand for luxury and upper upscale travel. Based on favorable current market conditions, our outperformance in the first half of the year and robust group rooms revenue pace for the second half of the year, we have increased the midpoint of our full year 2026 Adjusted EBITDAre guidance by $7 million compared to the guidance we provided after our first quarter results. The second half of the year is already off to a great start, as we estimate that Same-Property RevPAR for July will increase by approximately 10% compared to July 2025, fueled by substantial RevPAR growth from both the transient and group segments."

Operating Results
The Company’s results include the following:

	Three Months Ended June 30,
	2026	2025	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income (loss) attributable to common stockholders	$(19,338)	$55,157	(135.1)%
Net income (loss) attributable to common stockholders per diluted share	$(0.21)	$0.56	(137.5)%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)	8,868	8,868	—
Same-Property Occupancy(1)	72.3%	72.3%	0	bps
Same-Property Average Daily Rate(1)	$285.71	$270.42	5.7%
Same-Property RevPAR(1)	$206.54	$195.51	5.6%
Same-Property Total RevPAR(1)(2)	$366.17	$354.50	3.3%
Same-Property Hotel EBITDA(1)(3)	$84,869	$84,027	1.0%
Same-Property Hotel EBITDA Margin(1)(3)	28.7%	29.4%	(65)	bps

Total Portfolio Number of Hotels(4)	30	30	—
Total Portfolio Number of Rooms(4)	8,868	8,868	—
Total Portfolio RevPAR(5)	$206.54	$192.51	7.3%
Total Portfolio Total RevPAR(2)(5)	$366.17	$349.28	4.8%

Adjusted EBITDAre(3)	$78,089	$79,543	(1.8)%
Adjusted FFO(3)	$57,692	$57,406	0.5%
Adjusted FFO per diluted share(3)	$0.61	$0.57	7.0%
1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.

	Six Months Ended June 30,
	2026	2025	Change
	($ amounts in thousands, except hotel statistics and per share amounts)
Net income attributable to common stockholders	$433	$70,742	(99.4)%
Net income attributable to common stockholders per diluted share	$—	$0.71	(100.0)%

Same-Property Number of Hotels(1)	30	30	—
Same-Property Number of Rooms(1)	8,868	8,868	—
Same-Property Occupancy(1)	71.8%	71.0%	80	bps
Same-Property Average Daily Rate(1)	$287.14	$272.88	5.2%
Same-Property RevPAR(1)	$206.24	$193.66	6.5%
Same-Property Total RevPAR(1)(2)	$368.14	$349.85	5.2%
Same-Property Hotel EBITDA(1)(3)	$172,680	$158,477	9.0%
Same-Property Hotel EBITDA Margin(1)(3)	29.2%	28.2%	100	bps

Total Portfolio Number of Hotels(4)	30	30	—
Total Portfolio Number of Rooms(4)	8,868	8,868	—
Total Portfolio RevPAR(5)	$206.24	$190.59	8.2%
Total Portfolio Total RevPAR(2)(5)	$368.14	$345.13	6.7%

Adjusted EBITDAre(3)	$159,470	$152,485	4.6%
Adjusted FFO(3)	$118,246	$109,466	8.0%
Adjusted FFO per diluted share(3)	$1.24	$1.08	14.8%
1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes renovation disruption for multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.
3.EBITDA, EBITDAre, Adjusted EBITDAre, FFO, Adjusted FFO, and Same-Property Hotel EBITDA and Hotel EBITDA Margin are non-GAAP financial measures. See definitions and tables later in this press release for how we define these non-GAAP financial measures and for reconciliations from net income to Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds From Operations ("FFO"), Adjusted FFO, Same-Property Hotel EBITDA and Hotel EBITDA Margin.
4.As of end of periods presented.
5.Results of all hotels as owned during the periods presented, including the results of hotels sold or acquired for the actual period of ownership by the Company.

Liquidity and Balance Sheet
As of June 30, 2026, the Company had total outstanding debt of approximately $1.4 billion with a weighted-average interest rate of 5.49%. The Company had approximately $112 million of cash and cash equivalents, including hotel working capital, and full availability on its revolving line of credit, resulting in total liquidity of approximately $612 million as of June 30, 2026. In addition, the Company held approximately $84 million of restricted cash and escrows at the end of the second quarter.
In June, the Company paid down by $5.2 million the mortgage loan collateralized by Andaz Napa.
Capital Markets
The Company did not repurchase any shares of its common stock during the quarter and currently has $97.5 million in capacity remaining under its repurchase authorization. The Company did not issue any shares of its common stock through its At-The-Market ("ATM") program in the quarter and had $200 million of remaining availability as of June 30, 2026.
Transactions
Subsequent to quarter end, the Company sold the 85-room Kimpton RiverPlace Hotel in Portland, Oregon, for $11 million, or approximately $129,400 per key. The sale price represented a 19.4x multiple and a 2.0% capitalization rate on Hotel EBITDA and Net Operating Income for the trailing twelve months ended June 30, 2026, respectively. These transaction price metrics are exclusive of significant near-term capital expenditures that would have been required. Net proceeds from the sale will be utilized for general corporate purposes, which may include debt repayments, potential acquisitions consistent with the Company’s strategy, and/or share repurchases under the Company’s existing authorization. In the second quarter, the Company recorded a non-cash impairment charge of $38.8 million related to this property.
Capital Expenditures
During the three and six months ended June 30, 2026, the Company invested $15.4 million and $30.6 million in portfolio improvements, respectively.
During the second quarter, the Company:
•Finalized planning at Royal Palms Resort & Spa for the renovation of guest rooms and corridors in the 68-room Monte Vista Building and a renovation of T. Cook's Restaurant which will take place during the third quarter

•Performed or continued planning mechanical system upgrades at eight hotels and minor guest room upgrades at three hotels which are expected to be completed in 2026

Additionally, the Company made substantial progress preparing for two significant renovations that include:

•Andaz Napa – The first of two phases of a comprehensive renovation of guest rooms and corridors that is on-track to begin in the fourth quarter

•The Ritz-Carlton, Denver – Renovation of guest rooms, corridors and meeting space that is on-track to begin in the fourth quarter
Current Full Year 2026 Outlook and Guidance
The Company has updated its full year 2026 outlook. The range below reflects the Company's limited visibility in forecasting due to continued macroeconomic uncertainty and is based on the current economic environment and does not take into account any unanticipated impacts to the business or operations. Furthermore, this guidance assumes no additional acquisitions, dispositions, equity issuances, or share and/or senior note repurchases. The Same-Property RevPAR and Same-Property Total RevPAR change shown below includes all hotels owned as of July 30, 2026.

	Current Full Year 2026 Guidance		Prior Full Year 2026 Guidance		Change at Midpoint
	Low End	High End	Low End	High End
	($ in millions, except stats and per share data)
Net Income (loss)	$(6)	$6	$24	$40	$(32)
Same-Property RevPAR Change (vs. 2025)[1]	4.75%	6.25%	2.75%	5.25%	1.50%
Same-Property Total RevPAR Change (vs. 2025)[1]	5.00%	6.50%	3.75%	6.25%	0.75%
Adjusted EBITDAre	$267	$279	$258	$274	$7
Adjusted FFO	$187	$199	$178	$194	$7
Adjusted FFO per diluted share	$1.96	$2.08	$1.86	$2.02	$0.08
Capital Expenditures	$70	$80	$70	$80	$—
1.Prior guidance based upon Same-Property (30 Hotel) portfolio, including Kimpton RiverPlace Hotel.

Current full year 2026 guidance is inclusive of the following assumptions:
•Disruption due to renovations is expected to negatively impact Adjusted EBITDAre and Adjusted FFO by approximately $1 million - no change from prior guidance

•General and administrative expense of approximately $25 million, excluding non-cash share-based compensation - no change from prior guidance
•Interest expense of approximately $78 million, excluding non-cash loan related costs - no change from prior guidance
•Income tax expense of approximately $2 million - no change from prior guidance

•95.7 million weighted-average diluted shares - no change from prior guidance

Second Quarter 2026 Earnings Call
The Company will conduct its quarterly conference call on Thursday, July 30, 2026 at 1:00 PM Eastern Time. To participate in the conference call, please dial (833) 461-5787, meeting ID 885 513 944. Additionally, a live webcast of the conference call will be available through the Company’s website, www.xeniareit.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website for 90 days.
About Xenia Hotels & Resorts, Inc.
Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 29 hotels and resorts comprising 8,783 rooms across 14 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders including Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and Davidson. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations. Forward-looking statements are generally identifiable by use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "guidance," "predict," "potential," "continue," "likely," "will," "would," "illustrative," references to "outlook" and "guidance" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this press release include, among others, statements about our strategies or plans, our performance relative to the industry and/or peers, or other future events, the outlook related to macroeconomic factors, our beliefs or expectations relating to our future performance including our 2026 outlook and guidance, results of operations and financial conditions and the timing of renovations and capital expenditures projects and the potential impact on the same due to the imposition of reciprocal and retaliatory tariffs. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic uncertainty and a contraction in the U.S. or global economy or low levels of economic growth; (ii) macroeconomic and other factors beyond our control that can adversely affect and reduce demand for hotel rooms, food and beverage services, and/or meeting facilities, such as wars, global conflicts and geopolitical unrest, changes in trade policy, changes in consumer sentiment towards travel to the United States, other political conditions or uncertainty, actual or threatened terrorist or cyber-attacks, mass casualty events, government shutdowns and closures, travel-related health concerns, global outbreaks of pandemics (such as the COVID-19 pandemic) or contagious diseases, or fear of such outbreaks, weather and climate-related events, such as hurricanes, tornadoes, floods, wildfires, and droughts, and natural or man-made disasters; (iii) inflation and inflationary pressures which increases labor costs and other costs of providing services to guests and complying with hotel brand standards, as well as costs related to construction and other capital expenditures including increased costs due to the imposition of tariffs on imported goods, property and other taxes, and insurance costs which could result in reduced operating profit margins; (iv) bank failures and concerns over a potential domestic and/or global recession; (v) the Company’s dependence on third-party managers of its hotels, including its inability to directly implement strategic operational business decisions; (vi) risks associated with the hotel industry, including competition, increases in wages and benefits, energy costs and other operating costs, cyber incidents, information technology failures, downturns in general and local economic conditions, prolonged periods of civil unrest in our markets, and disruption caused by cancellation of or delays in the completion of anticipated demand generators; (vii) the availability and terms of financing and capital and the general volatility of securities markets; (viii) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws; (ix) interest rate changes; (x) the Company's ability to successfully negotiate amendments and covenant waivers with its unsecured and secured lenders; (xi) the Company's ability to comply with covenants, restrictions, and limitations in any existing or revised loan agreements with our unsecured and secured lenders; (xii) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs; (xiii) the possibility of uninsured or underinsured losses, including those relating to natural disasters, terrorism, government shutdowns and closures, civil unrest, or cyber incidents; (xiv) risks associated with redevelopment and repositioning projects, including disruption, delays and cost overruns; (xv) levels of spending in business and leisure segments as well as decreases in consumer confidence; (xvi) declines in occupancy and average daily rate; (xvii) the seasonal and cyclical nature of the real estate and hospitality businesses; (xviii) changes in distribution arrangements, such as through online travel intermediaries; (xix) relationships with labor unions and changes in labor laws, including increases to minimum wages and/or work rule requirements; (xx) the impact of changes in the tax code and uncertainty as to how some of those changes may be applied; (xxi) monthly cash expenditures and the uncertainty around predictions; (xxii) labor shortages; (xxiii) tariffs/trade dispute disruptions in supply chains resulting in increased costs, delays or inability to procure required products; and (xxiv) the risk factors discussed in the Company’s Annual Report on Form 10-K, as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s

SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.xeniareit.com.
All information in this press release is as of the date of its release. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.
Availability of Information on Xenia's Website
Investors and others should note that Xenia routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts, and the Investor Relations section of Xenia's website. While not all the information that the Company posts to the Xenia website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Xenia to review the information that it shares at the Investor Relations link located on www.xeniareit.com. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Company Overview" section of Xenia’s Investor Relations website at www.xeniareit.com.
Contact:
Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100
For additional information or to receive press releases via email, please visit our website at www.xeniareit.com.

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2026 and December 31, 2025
($ amounts in thousands, except per share data)

	June 30, 2026	December 31, 2025
Assets:	(Unaudited)	(Audited)
Investment properties:
Land	$454,327	$472,648
Buildings and other improvements	3,105,328	3,128,322
Total	$3,559,655	$3,600,970
Less: accumulated depreciation	(1,144,476)	(1,098,972)
Net investment properties	$2,415,179	$2,501,998
Cash and cash equivalents	112,357	140,427
Restricted cash and escrows	83,734	82,682
Accounts and rents receivable, net of allowance for doubtful accounts	36,527	26,937
Goodwill	4,850	4,850
Deferred tax assets, net	5,387	5,544
Other assets	49,961	46,237
Assets held for sale	10,702	—
Total assets	$2,718,697	$2,808,675
Liabilities:
Debt, net of loan premiums, discounts and unamortized deferred financing costs	$1,359,120	$1,422,881
Finance lease liabilities	7,601	7,606
Accounts payable and accrued expenses	94,336	93,541
Distributions payable	13,664	13,538
Other liabilities	78,132	87,572
Liabilities associated with assets held for sale	1,365	—
Total liabilities	$1,554,218	$1,625,138
Commitments and Contingencies
Stockholders' equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 92,245,835 and 92,153,929 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	$923	$922
Additional paid in capital	1,804,817	1,803,644
Accumulated other comprehensive income	118	86
Accumulated distributions in excess of net earnings	(695,983)	(670,434)
Total Company stockholders' equity	$1,109,875	$1,134,218
Non-controlling interests	54,604	49,319
Total equity	$1,164,479	$1,183,537
Total liabilities and equity	$2,718,697	$2,808,675

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Rooms revenues	$166,672	$158,497	$331,031	$318,363
Food and beverage revenues	102,447	102,186	207,451	206,885
Other revenues	26,373	26,896	52,418	51,258
Total revenues	$295,492	$287,579	$590,900	$576,506
Expenses:
Rooms expenses	40,584	39,156	79,940	78,478
Food and beverage expenses	67,528	65,626	133,865	132,153
Other direct expenses	7,464	7,338	14,686	14,059
Other indirect expenses	72,031	68,674	142,586	139,687
Management and franchise fees	10,641	10,156	22,737	22,120
Total hotel operating expenses	$198,248	$190,950	$393,814	$386,497
Depreciation and amortization	31,809	32,631	63,691	65,823
Real estate taxes, personal property taxes and insurance	12,656	11,928	24,902	25,657
Ground lease expense	494	527	874	1,358
General and administrative expenses	11,199	10,822	20,310	19,733
Other operating expenses	2,291	224	6,404	1,077
Impairment and other losses	38,764	279	39,251	279
Total expenses	$295,461	$247,361	$549,246	$500,424
Operating income	$31	$40,218	$41,654	$76,082
Gain on sale of investment properties	—	39,953	—	39,953
Other income	848	1,695	2,370	4,259
Interest expense	(20,532)	(21,926)	(41,411)	(42,977)
Loss on extinguishment of debt	(14)	—	(35)	—
Net income (loss) before income taxes	$(19,667)	$59,940	$2,578	$77,317
Income tax expense	(1,062)	(1,379)	(2,094)	(2,249)
Net income (loss)	$(20,729)	$58,561	$484	$75,068
Net (income) loss attributable to non-controlling interests	1,391	(3,404)	(51)	(4,326)
Net income (loss) attributable to common stockholders	$(19,338)	$55,157	$433	$70,742

Xenia Hotels & Resorts, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Continued
For the Three and Six Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic and diluted income (loss) per share:
Net income (loss) per share available to common stockholders - basic and diluted	$(0.21)	$0.56	$—	$0.71
Weighted-average number of common shares (basic)	92,245,835	97,690,231	92,215,706	99,171,413
Weighted-average number of common shares (diluted)	92,245,835	98,082,028	92,747,895	99,592,741

Comprehensive income (loss):
Net income (loss)	$(20,729)	$58,561	$484	$75,068
Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivative instruments	20	(14)	141	(238)
Reclassification adjustment for amounts recognized in net income (loss) (interest expense)	(48)	(153)	(106)	(438)
	$(20,757)	$58,394	$519	$74,392
Comprehensive (income) loss attributable to non-controlling interests	1,393	(3,395)	(54)	(4,301)
Comprehensive income (loss) attributable to the Company	$(19,364)	$54,999	$465	$70,091

Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of its operating performance: EBITDA, EBITDAre, Adjusted EBITDAre, Same-Property Hotel EBITDA, Same-Property Hotel EBITDA Margin, FFO, Adjusted FFO, and Adjusted FFO per diluted share. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss, operating profit, cash from operations, or any other operating performance measure as prescribed per GAAP.
EBITDA, EBITDAre and Adjusted EBITDAre
EBITDA is a commonly used measure of performance in many industries and is defined as net income or loss (calculated in accordance with GAAP) excluding interest expense, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results, even though EBITDA does not represent an amount that accrues directly to common stockholders. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions and, along with FFO and Adjusted FFO, is used by management in the annual budget process for compensation programs.
The Company calculates EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as EBITDA plus or minus losses and gains on the disposition of depreciated property, including gains or losses on change of control, plus impairments of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.
The Company further adjusts EBITDAre to exclude the impact of non-controlling interests in consolidated entities other than its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company also adjusts EBITDAre for certain additional items such as depreciation and amortization related to corporate assets, terminated transaction and pre-opening expenses, amortization of share-based compensation, non-cash ground rent and straight-line rent expense, the cumulative effect of changes in accounting principles, and other costs it believes do not represent recurring operations and are not indicative of the performance of its underlying hotel property entities. The Company believes it is meaningful for investors to understand Adjusted EBITDAre attributable to all common stock and unit holders. The Company believes Adjusted EBITDAre attributable to common stock and unit holders provides investors with another useful financial measure in evaluating and facilitating comparison of operating performance between periods and between REITs that report similar measures.
Same-Property Hotel EBITDA and Same-Property Hotel EBITDA Margin
Same-Property hotel data includes the actual operating results for all hotels owned as of the end of the reporting period. The Company then adjusts the Same-Property hotel data for comparability purposes by including pre-acquisition operating results of asset(s) acquired during the period, which provides investors a basis for understanding the acquisition(s) historical operating trends and seasonality. The pre-acquisition operating results for the comparable period are obtained from the seller and/or manager of the hotel(s) during the acquisition due diligence process and have not been audited or reviewed by our independent auditors. The Company further adjusts the Same-Property hotel data to remove dispositions during the respective reporting periods, and, in certain cases, hotels that are not fully open due to significant renovation, re-positioning, or disruption or whose room counts have materially changed during either the current or prior year as these historical operating results are not indicative of or expected to be comparable to the operating performance of the hotel portfolio on a prospective basis.
Same-Property Hotel EBITDA represents net income or loss excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate-level costs and expenses, (5) terminated transaction and pre-opening expenses, and (6) certain state and local excise taxes resulting from ownership structure. The Company believes that Same-Property Hotel EBITDA provides investors a useful financial measure to evaluate hotel operating performance excluding the impact of capital structure (primarily interest expense), asset base (primarily depreciation and amortization), income taxes, and corporate-level expenses (corporate expenses and terminated transaction costs). The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and the effectiveness of third-party management companies that operate our business on a property-level basis. Same-Property Hotel EBITDA Margin is calculated by dividing Same-Property Hotel EBITDA by Same-Property Total Revenues.

As a result of these adjustments the Same-Property hotel data presented does not represent the Company's total revenues, expenses, operating profit or net income and should not be used to evaluate performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of operating performance. Our consolidated statements of operations and comprehensive income include such amounts, all of which should be considered by investors when evaluating our performance.
We include Same-Property hotel data as supplemental information for investors. Management believes that providing Same-Property hotel data is useful to investors because it represents comparable operations for our portfolio as it exists at the end of the respective reporting periods presented, which allows investors and management to evaluate the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at Same-Property hotels or from other factors, such as the effect of acquisitions or dispositions.
FFO and Adjusted FFO
The Company calculates FFO in accordance with standards established by Nareit, as amended in the 2018 Restatement White Paper, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding real estate-related depreciation, amortization and impairments, gains or losses from sale of real estate, the cumulative effect of changes in accounting principles, similar adjustments for unconsolidated partnerships and consolidated variable interest entities, and items classified by GAAP as extraordinary. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The Company believes that the presentation of FFO provides useful supplemental information to investors regarding operating performance by excluding the effect of real estate depreciation and amortization, gains or losses from sale for real estate, impairments of real estate assets, extraordinary items and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance. The Company believes that the presentation of FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. The calculation of FFO may not be comparable to measures calculated by other companies who do not use the Nareit definition of FFO or do not calculate FFO per diluted share in accordance with Nareit guidance. Additionally, FFO may not be helpful when comparing Xenia to non-REITs. The Company presents FFO attributable to common stock and unit holders, which includes its Operating Partnership Units because its Operating Partnership Units may be redeemed for common stock. The Company believes it is meaningful for investors to understand FFO attributable to common stock and unit holders.
The Company further adjusts FFO for certain additional items that are not in Nareit’s definition of FFO such as terminated transaction and pre-opening expenses, amortization of debt origination costs and share-based compensation, non-cash ground rent and straight-line rent expense, and other items we believe do not represent recurring operations. The Company believes that Adjusted FFO provides investors with useful supplemental information that may facilitate comparisons of ongoing operating performance between periods and between REITs that make similar adjustments to FFO and is beneficial to investors’ complete understanding of our operating performance.
Adjusted FFO per Diluted Share
The diluted weighted-average common share count used for the calculation of Adjusted FFO per Diluted Share differs from diluted weighted-average common share count used to derive net income or loss per share available to common stockholders. The Company calculates Adjusted FFO per Diluted Share by dividing the Adjusted FFO by the diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units. Any anti-dilutive securities are excluded from the diluted earnings per share calculation.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Three Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2026	2025
Net income (loss)	$(20,729)	$58,561
Adjustments:
Interest expense	20,532	21,926
Income tax expense	1,062	1,379
Depreciation and amortization	31,809	32,631
EBITDA	$32,674	$114,497
Impairment of investment properties(1)	38,764	279
Gain on sale of investment properties	—	(39,953)
EBITDAre	$71,438	$74,823

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(79)	$(44)
Loss on extinguishment of debt	14	—
Amortization of share-based compensation expense	4,766	4,579
Non-cash ground rent and straight-line rent expense	17	2
Other non-recurring expenses(2)	1,933	183
Adjusted EBITDAre attributable to common stock and unit holders	$78,089	$79,543
Corporate-level costs and expenses	6,904	5,416
Pro forma hotel adjustments, net(3)	(124)	(932)
Same-Property Hotel EBITDA attributable to common stock and unit holders(4)	$84,869	$84,027
1.In June, upon meeting held for sale criteria, we recorded an impairment loss of approximately $38.8 million as the carrying value for Kimpton RiverPlace Hotel exceeded the fair value net of selling costs.
2.Includes adjustments for costs associated with an operator transition at four hotels, pre-opening expenses, repair and clean up costs related to property damage and other non-recurring items.
3.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
4.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the three months ended June 30, 2026 and 2025 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
For the Six Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Net income	$484	$75,068
Adjustments:
Interest expense	41,411	42,977
Income tax expense	2,094	2,249
Depreciation and amortization	63,691	65,823
EBITDA	$107,680	$186,117
Impairment of investment properties(1)	38,764	279
Gain on sale of investment properties	—	(39,953)
EBITDAre	$146,444	$146,443

Reconciliation to Adjusted EBITDAre
Depreciation and amortization related to corporate assets	$(160)	$(127)
Gain on insurance recoveries(2)	—	(548)
Loss on extinguishment of debt	35	—
Amortization of share-based compensation expense	7,566	7,205
Non-cash ground rent and straight-line rent expense	60	(11)
Other non-recurring expenses(3)	5,525	(477)
Adjusted EBITDAre attributable to common stock and unit holders	$159,470	$152,485
Corporate-level costs and expenses	13,361	11,747
Pro forma hotel level adjustments, net(4)	(151)	(5,755)
Same-Property Hotel EBITDA attributable to common stock and unit holders(5)	$172,680	$158,477
1.In June, upon meeting held for sale criteria, we recorded an impairment loss of approximately $38.8 million as the carrying value for Kimpton RiverPlace Hotel exceeded the fair value net of selling costs.
2.During the six months ended June 30, 2025, the Company recorded $0.5 million of insurance proceeds in excess of recognized losses related to casualty loss at one property. This amount is included in other income on the condensed consolidated statements of operations and comprehensive income for the period then ended.
3.Includes adjustments for costs associated with an operator transition at four hotels, pre-opening expenses, repair and clean up costs related to property damage and other non-recurring items.
4.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
5.See the reconciliation of Total Revenues and Total Hotel Operating Expenses on a consolidated GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses and the calculation of Same-Property Hotel EBITDA and Hotel EBITDA Margin for the six months ended June 30, 2026 and 2025 on page 20.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
For the Three Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands)

	Three Months Ended June 30,
	2026	2025
Net income (loss)	$(20,729)	$58,561
Adjustments:
Depreciation and amortization related to investment properties	31,730	32,587
Impairment of investment properties(1)	38,764	279
Gain on sale of investment properties	—	(39,953)
FFO attributable to common stock and unit holders	$49,765	$51,474

Reconciliation to Adjusted FFO
Loss on extinguishment of debt	14	—
Loan related costs, net of adjustment related to non-controlling interests(2)	1,197	1,168
Amortization of share-based compensation expense	4,766	4,579
Non-cash ground rent and straight-line rent expense	17	2
Other non-recurring expenses(3)	1,933	183
Adjusted FFO attributable to common stock and unit holders	$57,692	$57,406
Weighted-average shares outstanding - Diluted(4)	95,231	100,088
Adjusted FFO per diluted share	$0.61	$0.57
1.In June, upon meeting held for sale criteria, we recorded an impairment loss of approximately $38.8 million as the carrying value for Kimpton RiverPlace Hotel exceeded the fair value net of selling costs.
2.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
3.Includes adjustments for costs associated with an operator transition at four hotels, pre-opening expenses, repair and clean up costs related to property damage and other non-recurring items.
4.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to FFO and Adjusted FFO
For the Six Months Ended June 30, 2026 and 2025
(Unaudited)
($ amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Net income	$484	$75,068
Adjustments:
Depreciation and amortization related to investment properties	63,531	65,696
Impairment of investment properties(1)	38,764	279
Gain on sale of investment properties	—	(39,953)
FFO attributable to common stock and unit holders	$102,779	$101,090

Reconciliation to Adjusted FFO
Gain on insurance recoveries(2)	—	(548)
Loss on extinguishment of debt	35	—
Loan related costs, net of adjustment related to non-controlling interests(3)	2,281	2,207
Amortization of share-based compensation expense	7,566	7,205
Non-cash ground rent and straight-line rent expense	60	(11)
Other non-recurring expenses(4)	5,525	(477)
Adjusted FFO attributable to common stock and unit holders	$118,246	$109,466
Weighted-average shares outstanding - Diluted(5)	95,648	101,539
Adjusted FFO per diluted share	$1.24	$1.08
1.In June, upon meeting held for sale criteria, we recorded an impairment loss of approximately $38.8 million as the carrying value for Kimpton RiverPlace Hotel exceeded the fair value net of selling costs.
2.During the six months ended June 30, 2025, the Company recorded $0.5 million of insurance proceeds in excess of recognized losses related to casualty loss at one property. This amount is included in other income on the condensed consolidated statements of operations and comprehensive income for the period then ended.
3.Loan related costs include amortization of debt premiums, discounts and deferred loan origination costs.
4.Includes adjustments for costs associated with an operator transition at four hotels, pre-opening expenses, repair and clean up costs related to property damage and other non-recurring items.
5.Diluted weighted-average number of shares of common stock outstanding plus the weighted-average vested Operating Partnership Units for the respective periods presented in thousands.

Xenia Hotels & Resorts, Inc.
Reconciliation of Net Income to Adjusted EBITDAre
for Current Full Year 2026 Guidance
($ amounts in millions)

Guidance Midpoint
Full Year

Net income	$—
Adjustments:
Interest expense	83
Income tax expense	2
Depreciation and amortization	131
EBITDA	$216
Impairment of investment property(1)	39
EBITDA and EBITDAre	$255
Amortization of share-based compensation expense	13
Other(2)	5
Adjusted EBITDAre	$273

Reconciliation of Net Income to Adjusted FFO
for Current Full Year 2026 Guidance
($ amounts in millions, except per share data)

Guidance Midpoint
Full Year
Net income	$—
Adjustments:
Depreciation and amortization related to investment properties	131
Impairment of investment property(1)	39
FFO	$170
Amortization of share-based compensation expense	13
Other(3)	10
Adjusted FFO	$193
1.In June, upon meeting held for sale criteria, we recorded an impairment loss of approximately $38.8 million as the carrying value for Kimpton RiverPlace Hotel exceeded the fair value net of selling costs.
2.Includes below market ground rent, preopening expenses and other non-recurring expenses.
3.Includes below market ground rent, loan cost amortization, preopening expenses and other non-recurring expenses.

Xenia Hotels & Resorts, Inc.
Debt Summary as of June 30, 2026
(Unaudited)
($ amounts in thousands)

	Rate Type	Rate(1)		Maturity Date	Outstanding as of June 30, 2026
Mortgage Loans
Marriott San Francisco Airport Waterfront	Fixed	4.63%		May 2027	$102,572
Andaz Napa	Fixed(2)	5.72%		January 2028	42,000
Total Mortgage Loans		4.95%	(3)		$144,572
Corporate Credit Facilities
Corporate Credit Facility Term Loan	Variable(4)	5.29%		November 2028	$225,000
Corporate Credit Facility Term Loan	Variable(4)	5.29%		November 2028	100,000
Revolving Credit Facility	Variable(5)	5.29%		November 2028	—
Total Corporate Credit Facilities					$325,000
2029 Senior Notes $500M	Fixed	4.88%		June 2029	500,000
2030 Senior Notes $400M	Fixed	6.63%		May 2030	400,000
Loan premiums, discounts and unamortized deferred financing costs, net(6)					(10,452)
Total Debt, net of loan premiums, discounts and unamortized deferred financing costs		5.49%	(3)		$1,359,120
1.Represents annual interest rates.
2.A variable interest loan for which SOFR has been fixed through January 1, 2027, after which the rate reverts to variable.
3.Weighted-average interest rate.
4.A variable interest loan for which the credit spread may vary, as it is determined by the Company's leverage ratio.
5.The Revolving Credit Facility has a total capacity of $500 million. The spread to SOFR may vary, as it is determined by the Company's leverage ratio.
6.Includes loan premiums, discounts and deferred financing costs, net of accumulated amortization.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Hotel EBITDA and Hotel EBITDA Margin
For the Three and Six Months Ended June 30, 2026 and 2025
($ amounts in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2026	2025	Change	2026	2025	Change
Same-Property Occupancy(1)	72.3%	72.3%	0	bps	71.8%	71.0%	80	bps
Same-Property Average Daily Rate(1)	$285.71	$270.42	5.7%	$287.14	$272.88	5.2%
Same-Property RevPAR(1)	$206.54	$195.51	5.6%	$206.24	$193.66	6.5%
Same-Property Total RevPAR(1)(2)	$366.17	$354.50	3.3%	$368.14	$349.85	5.2%
Same-Property Revenues(1):
Rooms revenues	$166,672	$157,771	5.6%	$331,031	$310,830	6.5%
Food and beverage revenues	102,447	101,476	1.0%	207,451	200,342	3.5%
Other revenues	26,373	26,834	(1.7)%	52,418	50,344	4.1%
Total Same-Property revenues	$295,492	$286,081	3.3%	$590,900	$561,516	5.2%
Same-Property Expenses(1):
Rooms expenses	$40,584	$39,064	3.9%	$79,940	$76,617	4.3%
Food and beverage expenses	67,528	65,354	3.3%	133,865	129,279	3.5%
Other direct expenses	7,464	7,337	1.7%	14,686	14,059	4.5%
Other indirect expenses	71,292	67,820	5.1%	141,287	135,149	4.5%
Management and franchise fees	10,641	10,049	5.9%	22,737	21,649	5.0%
Real estate taxes, personal property taxes and insurance	12,656	11,898	6.4%	24,902	24,910	—%
Ground lease expense	458	532	(13.9)%	803	1,376	(41.6)%
Total Same-Property hotel operating expenses	$210,623	$202,054	4.2%	$418,220	$403,039	3.8%
Same-Property Hotel EBITDA(1)	$84,869	$84,027	1.0%	$172,680	$158,477	9.0%
Same-Property Hotel EBITDA Margin(1)	28.7%	29.4%	(65)	bps	29.2%	28.2%	100	bps
1.“Same-Property” includes all properties owned as of June 30, 2026 and includes renovation disruption for multiple capital projects during the periods presented. The table below is a reconciliation of Total Revenues and Total Hotel Operating Expenses consolidated on a GAAP basis to Total Same-Property Revenues and Total Same-Property Hotel Operating Expenses for the three and six months ended June 30, 2026 and 2025.
2.Total Revenues per available room for the period presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Revenues - GAAP	$295,492	$287,579	$590,900	$576,506
Pro forma hotel level adjustments(a)	—	(1,498)	—	(14,990)
Total Same-Property Revenues	$295,492	$286,081	$590,900	$561,516
Total Hotel Operating Expenses - GAAP	$198,248	$190,950	$393,814	$386,497
Real estate taxes, personal property taxes and insurance	12,656	11,928	24,902	25,657
Ground lease expense, net(b)	458	532	803	1,376
Other income	(27)	(4)	(30)	(12)
Corporate-level costs and expenses	(712)	(603)	(1,269)	(1,062)
Pro forma hotel level adjustments, net(a)	—	(749)	—	(9,417)
Total Same-Property Hotel Operating Expenses	$210,623	$202,054	$418,220	$403,039
a.Includes adjustments for revenues and expenses from hotels that were acquired or sold during the periods presented.
b.Excludes non-cash ground rent expense.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Historical Operating Data
($ amounts in thousands, except ADR and RevPAR)

2026	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	71.4%	72.3%
ADR	$288.62	$285.71
RevPAR	$205.93	$206.54
Total RevPAR(2)	$370.13	$366.17

Hotel Revenues	$295,408	$295,492
Hotel EBITDA	$87,811	$84,869
Hotel EBITDA Margin	29.7%	28.7%

2025	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	69.6%	72.3%	66.3%	66.1%	68.6%
ADR	$275.47	$270.42	$248.09	$266.88	$265.38
RevPAR	$191.80	$195.51	$164.50	$176.45	$181.97
Total RevPAR(2)	$345.15	$354.50	$289.76	$325.52	$328.57

Hotel Revenues	$275,435	$286,081	$236,405	$265,577	$1,063,498
Hotel EBITDA	$74,450	$84,027	$46,956	$68,849	$274,282
Hotel EBITDA Margin	27.0%	29.4%	19.9%	25.9%	25.8%

1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes disruption from multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.

Xenia Hotels & Resorts, Inc.
Current Same-Property(1) Historical Operating Data
(Excludes Kimpton RiverPlace Hotel)
($ amounts in thousands, except ADR and RevPAR)

2026	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	71.5%	72.3%
ADR	$289.10	$286.13
RevPAR	$206.84	$206.76
Total RevPAR(2)	$371.77	$366.70

Hotel Revenues	$293,873	$293,087
Hotel EBITDA	$88,105	$84,577
Hotel EBITDA Margin	30.0%	28.9%

2025	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Occupancy	69.8%	72.2%	66.2%	66.1%	68.5%
ADR	$276.10	$271.07	$248.13	$267.24	$265.82
RevPAR	$192.61	$195.78	$164.15	$176.68	$182.21
Total RevPAR(2)	$346.44	$354.91	$289.11	$325.94	$328.93

Hotel Revenues	$273,817	$283,661	$233,610	$263,371	$1,054,459
Hotel EBITDA	$74,773	$83,896	$46,509	$68,726	$273,904
Hotel EBITDA Margin	27.3%	29.6%	19.9%	26.1%	26.0%

1."Current Same-Property” includes all hotels owned as of July 30, 2026 and also includes disruption from multiple capital projects during the periods presented.
2.Total Revenues per available room for the period presented.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market, Ranked by Hotel EBITDA

Market(2)	% of 2025 Hotel EBITDA(3)	Number of Hotels	Number of Rooms (4)
Orlando, FL	17%	2	1,027
Houston, TX	14%	3	1,223
Phoenix, AZ	11%	2	615
San Diego, CA	8%	2	486
Atlanta, GA	8%	2	649
Nashville, TN	5%	1	346
San Francisco/San Mateo, CA	5%	1	688
Florida Keys, FL	4%	1	120
Dallas, TX	4%	1	416
San Jose/Santa Cruz, CA	3%	1	505
Portland, OR	3%	2	685
Washington, DC - VA	3%	1	365
Savannah, GA	3%	2	226
California Wine Country, CA	2%	1	141
Denver, CO	2%	1	205
California Central Coast, CA	2%	1	97
Birmingham, AL	1%	1	99
Pittsburgh, PA	1%	1	185
Salt Lake City/Ogden, UT	1%	1	225
Philadelphia, PA	1%	1	230
New Orleans, LA	1%	1	285
Charleston, SC	1%	1	50
Same-Property Portfolio(1)	100%	30	8,868
1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes renovation disruption for multiple capital projects during the period presented.
2.As defined by STR, Inc.
3.Hotel EBITDA, Same-Property Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures. See definitions earlier in this press release for how we define these non-GAAP financial measures.
4.As of June 30, 2026.

Xenia Hotels & Resorts, Inc.
Current Same-Property(1) Portfolio Data by Market, Ranked by Hotel EBITDA
(Excludes Kimpton RiverPlace Hotel)

Market(2)	% of 2025 Hotel EBITDA(3)	Number of Hotels	Number of Rooms (4)
Orlando, FL	17%	2	1,027
Houston, TX	14%	3	1,223
Phoenix, AZ	11%	2	615
San Diego, CA	8%	2	486
Atlanta, GA	8%	2	649
Nashville, TN	5%	1	346
San Francisco/San Mateo, CA	5%	1	688
Florida Keys, FL	4%	1	120
Dallas, TX	4%	1	416
San Jose/Santa Cruz, CA	3%	1	505
Portland, OR	3%	1	600
Washington, DC - VA	3%	1	365
Savannah, GA	3%	2	226
California Wine Country, CA	2%	1	141
Denver, CO	2%	1	205
California Central Coast, CA	2%	1	97
Birmingham, AL	1%	1	99
Pittsburgh, PA	1%	1	185
Salt Lake City/Ogden, UT	1%	1	225
Philadelphia, PA	1%	1	230
New Orleans, LA	1%	1	285
Charleston, SC	1%	1	50
Current Same-Property Portfolio(1)	100%	29	8,783
1."Current Same-Property” includes all hotels owned as of July 30, 2026 and also includes renovation disruption for multiple capital projects during the period presented.
2.As defined by STR, Inc.
3.Hotel EBITDA, Same-Property Hotel EBITDA, and Hotel EBITDA Margin are non-GAAP financial measures. See definitions earlier in this press release for how we define these non-GAAP financial measures.
4.As of July 30, 2026.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Three Months Ended June 30, 2026 and 2025

	Three Months Ended				Three Months Ended
	June 30, 2026				June 30, 2025				% Change
Market(2)	Occupancy	ADR	RevPAR	Total RevPAR(3)	Occupancy	ADR	RevPAR	Total RevPAR(3)	RevPAR	Total RevPAR(3)
Orlando, FL	83.0%	$235.07	$195.19	$411.22	82.8%	$226.44	$187.44	$415.01	4.1%	(0.9)%
Houston, TX	65.4%	242.16	158.36	281.83	64.9%	231.64	150.36	266.03	5.3%	5.9%
Phoenix, AZ	67.6%	361.37	244.12	582.30	62.3%	347.46	216.57	506.29	12.7%	15.0%
San Diego, CA	72.3%	380.11	274.77	700.60	68.9%	367.01	253.01	706.79	8.6%	(0.9)%
Atlanta, GA	73.3%	261.45	191.64	319.84	72.1%	251.89	181.58	302.89	5.5%	5.6%
Nashville, TN	72.9%	388.82	283.49	523.67	75.8%	367.81	278.84	513.18	1.7%	2.0%
San Francisco/San Mateo, CA	83.0%	222.21	184.48	275.68	81.8%	219.10	179.25	250.62	2.9%	10.0%
Florida Keys, FL	86.3%	524.98	452.87	639.96	87.2%	502.62	438.23	632.59	3.3%	1.2%
Dallas, TX	59.9%	243.43	145.82	199.80	66.0%	216.08	142.57	201.86	2.3%	(1.0)%
San Jose/Santa Cruz, CA	60.0%	283.50	170.23	262.38	63.4%	241.69	153.28	247.05	11.1%	6.2%
Portland, OR	59.7%	194.20	115.91	184.27	66.8%	186.15	124.33	211.64	(6.8)%	(12.9)%
Washington, DC - VA	75.7%	332.45	251.73	362.02	72.6%	320.02	232.21	361.53	8.4%	0.1%
Savannah, GA	90.8%	257.49	233.89	347.04	89.6%	254.10	227.65	349.34	2.7%	(0.7)%
California Wine Country, CA	77.0%	442.39	340.50	436.29	77.9%	442.62	344.83	446.47	(1.3)%	(2.3)%
Denver, CO	76.8%	390.54	299.83	541.45	73.8%	379.19	279.82	502.16	7.2%	7.8%
California Central Coast, CA	80.0%	509.49	407.56	590.65	80.7%	476.31	384.52	592.80	6.0%	(0.4)%
Birmingham, AL	85.4%	375.78	320.97	521.73	79.6%	359.26	286.08	487.26	12.2%	7.1%
Pittsburgh, PA	79.2%	356.47	282.36	441.99	80.9%	325.82	263.70	400.14	7.1%	10.5%
Salt Lake City/Ogden, UT	75.8%	225.59	171.11	226.73	71.3%	212.12	151.33	209.89	13.1%	8.0%
Philadelphia, PA	84.4%	271.94	229.51	309.23	81.1%	232.05	188.08	270.32	22.0%	14.4%
New Orleans, LA	56.6%	210.73	119.36	184.18	60.7%	201.36	122.22	208.18	(2.3)%	(11.5)%
Charleston, SC	89.8%	466.05	418.52	721.24	87.8%	463.82	407.24	716.51	2.8%	0.7%
Same-Property(1) Portfolio	72.3%	$285.71	$206.54	$366.17	72.3%	$270.42	$195.51	$354.50	5.6%	3.3%
Current Same-Property(4) Portfolio	72.3%	$286.13	$206.76	$366.70	72.2%	$271.07	$195.78	$354.91	5.6%	3.3%
1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes renovation disruption for multiple capital projects during the periods presented.
2.As defined by STR, Inc.
3.Total Revenues per available room for the period presented.
4."Current Same-Property” includes all hotels owned as of July 30, 2026 and also includes renovation disruption for multiple capital projects during the period presented.

Xenia Hotels & Resorts, Inc.
Same-Property(1) Portfolio Data by Market
For the Six Months Ended June 30, 2026 and 2025

	Six Months Ended				Six Months Ended
	June 30, 2026				June 30, 2025				% Change
Market(2)	Occupancy	ADR	RevPAR	Total RevPAR(3)	Occupancy	ADR	RevPAR	Total RevPAR(3)	RevPAR	Total RevPAR(3)
Orlando, FL	84.9%	$255.83	$217.25	$461.35	84.0%	$245.45	$206.29	$452.55	5.3%	1.9%
Houston, TX	68.9%	240.06	165.48	294.18	67.3%	231.37	155.78	272.18	6.2%	8.1%
Phoenix, AZ	75.1%	420.30	315.77	681.50	60.9%	412.63	251.28	547.35	25.7%	24.5%
San Diego, CA	67.4%	370.54	249.68	642.29	65.4%	359.15	234.80	643.28	6.3%	(0.2)%
Atlanta, GA	71.7%	258.92	185.70	323.91	72.5%	252.60	183.01	315.74	1.5%	2.6%
Nashville, TN	66.9%	360.68	241.37	435.52	71.3%	345.89	246.68	451.88	(2.2)%	(3.6)%
San Francisco/San Mateo, CA	80.7%	231.95	187.15	272.17	80.6%	221.75	178.64	254.42	4.8%	7.0%
Florida Keys, FL	89.6%	609.47	546.22	736.16	89.7%	583.23	523.13	704.81	4.4%	4.4%
Dallas, TX	60.0%	240.71	144.51	210.92	64.2%	229.31	147.31	212.69	(1.9)%	(0.8)%
San Jose/Santa Cruz, CA	59.6%	299.75	178.62	267.21	63.3%	249.98	158.20	246.34	12.9%	8.5%
Portland, OR	59.8%	188.65	112.79	184.28	64.1%	177.00	113.46	185.91	(0.6)%	(0.9)%
Washington, DC - VA	71.0%	308.03	218.76	326.71	69.1%	314.50	217.16	334.73	0.7%	(2.4)%
Savannah, GA	87.0%	248.45	216.12	322.69	81.4%	251.73	205.02	316.10	5.4%	2.1%
California Wine Country, CA	72.0%	372.80	268.35	352.17	69.7%	382.87	266.77	355.98	0.6%	(1.1)%
Denver, CO	72.0%	370.15	266.45	501.18	70.2%	357.15	250.79	476.64	6.2%	5.1%
California Central Coast, CA	79.0%	460.66	363.84	533.27	76.5%	438.24	335.18	512.56	8.6%	4.0%
Birmingham, AL	82.5%	368.80	304.17	505.97	78.4%	343.51	269.18	453.74	13.0%	11.5%
Pittsburgh, PA	68.8%	308.68	212.52	357.58	72.0%	282.17	203.18	342.22	4.6%	4.5%
Salt Lake City/Ogden, UT	75.5%	225.82	170.44	238.04	70.3%	202.50	142.45	206.44	19.6%	15.3%
Philadelphia, PA	76.2%	236.70	180.25	249.50	75.2%	203.65	153.13	225.42	17.7%	10.7%
New Orleans, LA	58.5%	227.13	132.85	205.60	60.8%	235.72	143.37	225.31	(7.3)%	(8.7)%
Charleston, SC	85.1%	432.88	368.26	645.53	84.0%	432.98	363.80	651.91	1.2%	(1.0)%
Same-Property(1) Portfolio	71.8%	$287.14	$206.24	$368.14	71.0%	$272.88	$193.66	$349.85	6.5%	5.2%
Current Same-Property(4) Portfolio	71.9%	$287.60	$206.80	$369.22	71.0%	$273.53	$194.20	$350.70	6.5%	5.3%
1."Same-Property” includes all hotels owned as of June 30, 2026 and also includes renovation disruption for multiple capital projects during the periods presented.
2.As defined by STR, Inc.
3.Total Revenues per available room for the period presented.
4."Current Same-Property” includes all hotels owned as of July 30, 2026 and also includes renovation disruption for multiple capital projects during the period presented.